Treaty Energy Corporation Announces Additions to its Management Team and Board of Directors

Bruce Gwyn, a Director, Appointed Co-CEO of the Company
Lee C. Schlesinger Appointed Director, Executive Vice President and Chief Investment Officer

NEW ORLEANS, Nov 15, 2011 -- Treaty Energy Corporation (OTCQB: TECO), a growth-oriented energy company in the oil and gas industry, today announced additions to its management team and Board of Directors.

Andrew V. Reid, Chairman and CEO of Treaty Energy Corporation, stated, “I am very excited to announce that major additions are being made to our leadership team.”

Mr. Reid added, “In making this leadership and board shift, I wanted to first explain to our shareholders the logic behind these adjustments and additions.  Since joining Treaty Energy I have strived to develop the company to the point where our assets were many, the balance sheet was solid and positive cash flow from operations was achieved.  I am pleased that the first two of these items have been accomplished, and I am confident that positive cash flow is soon forthcoming as our drilling programs strengthen and our workover programs generate increased oil production.”

During Mr. Reid’s tenure as CEO, Treaty Energy has purchased 15 leases in Texas, explored and implemented a drilling program on the Princess Concession and purchased Paradise Energy, Ltd resulting in Treaty Energy taking over a one million acre land-based concession in Belize.  Treaty Energy believes that its investment in Belize will provide great returns for the Company’s shareholders, while proving to become a considerable benefit to the people of Belize.

The Company started a significant workover program on a number of the Texas leases and just completed the funding of its first 12 new wells to be drilled on the Treaty leases in Texas.  Additionally, Treaty incorporated its own drilling company that currently owns five drilling Rigs and many drilling components required to drill hundreds of wells in Texas and Belize.

With all of the above being said, Mr. Reid stated, “Even more could have been accomplished with access to proper financing and greater visibility within the institutional investment community.  We applied a strategy of stock and cash payments to accomplish all the above, but I believe the market place has undervalued the huge gains that Treaty Energy has achieved during my tenure as CEO of this Company.”

Mr. Reid indicated that it is now time to move this company forward with the following additions to the leadership team.

Mr. Bruce Gwyn, a Director, will join Treaty as a full time employee as Co-CEO with Mr. Reid, effective immediately.

Mr. Lee C. Schlesinger will join Treaty as Executive Vice President and Chief Investment Officer, effective immediately, and is also appointed to the Board of Directors, to fill the position open when Director Dan Olson’s term expired.

Mr. Reid stated, “We will continue to grow Treaty Energy through acquisitions and expanded drilling programs in Texas and Belize.”  He then added, “Until a meeting at Corporate Headquarters about a week ago with Stephen L. York, our President and COO, and Bill Hardin, our Drilling Superintendent, I had not fully appreciated the vast upside potential of our Texas leases.  It was explained in detail how we can drill up to 200 wells on our current 15 leases at multiple pay zones, including the prolific Ellenburger Zone where wells can produce 500 to 1,500 BPD of oil from a single well.  The achievable potential of our Texas leases is now believed to be in excess of 5,000 BPD.”

Finally, Mr. Reid stated, “Bruce Gwyn and Lee Schlesinger will be tasked to assure proper funding of the Treaty drilling programs using standard financings, institutional investors and high net worth individual investors in specific Treaty projects.  Beyond the funding aspects, Lee Schlesinger will use his contacts, connections and abilities to bring Treaty Energy to the attention of institutional investors that will be integral in bringing the proper value to Treaty Energy shares.”

Bio for Bruce Gwyn – Co-CEO and Director of Treaty Energy Corporation:

Mr. Gwyn is the founder, managing member and General Partner of the Hedge Fund LEVEL III TRADING, LLC.  He is a listed Principal (effective June 19, 2007) and CFTC registered Associated Person (effective July 3, 2007) of the General Partner as well as an Associate Member of the NFA in such capacities. Additionally, Mr. Gwyn is a listed Principal (effective May 11, 2007) and CFTC registered Associated Person (effective June 22, 2007) of LEVEL III TRADING, LLC, a CFTC registered Introducing Broker and NFA member since June 22, 2007.

Mr. Gwyn has a long-standing relationship with the futures markets.  From August 1985 to December 1989, he was employed by Stotler & Co., a commodity futures brokerage firm, where he worked the bond floor at the Chicago Board of Trade (CBOT).  During the years that followed, Mr. Gwyn moved onto managing Stotler & Co.’s bond desk on the floor, and then became Manager of Stotler & Co.’s entire order desk.  The order desk handled all of Stotler & Co.’s clients across the commodity markets and was not located on the floor; instead, Mr. Gwyn monitored the markets via computer.  Here, Mr. Gwyn became familiar with the technical and fundamental aspects of the markets, especially the value of inter- and intra-market relationships.  Mr. Gwyn was a CFTC registered Associated Person of Stotler & Co. from July 24, 1986 to September 1, 1989 and an NFA Associate member in such capacity from July 9, 1986 to September 1, 1989.

In December of 1989, Mr. Gwyn joined several other brokers from Stotler & Co. in forming New Orleans Futures, a CFTC registered Introducing Broker.  Mr. Gwyn was responsible for trading operations at the firm.  The firm specialized in trading financial and energy futures.  In December of 1995, Mr. Gwyn left New Orleans Futures to invest and trade his personal money.  After many successful years of trading profits Mr. Gwyn was approached by a group of investors to start a hedge fund and Level III Trading Partners L.P. was established in 2007.  Since that time the fund has continued to be ranked as on of the top performing funds every year.

Level III has specialized in the financial and energy fields.  Mr. Gwyn has had a very positive long term outlook for the energy sector.  Because of that he was looking for a leveraged play with a defined risk in an emerging market exploration and production company with available growth prospects in an otherwise cyclical sector.  Investing in small growth companies, with a solid management team in a sector that is in favor is a theme of Level III Trading Partners L.P. that has proven to be a steadfast investment thesis.  Treaty Energy very much fit this criteria.  As Mr. Gwyn became more involved in his investment in Treaty, he called on his friend and colleague Lee Schlesinger who specialized in this area.  Together they believed that this was a company that had great promise and decided to become much more familiar with its management team.  From there Mr. Gwyn was appointed to the Treaty Board in April of 2011 and has formed a close relationship with Board members to understand them and assist in the workings of the company and the goals to be achieved.

Mr. Gwyn is FINRA Series 3 examination-qualified.  He graduated from Tulane University in 1985 with a Bachelor of Arts.  He married Anne Marie and they have four children ages 14 through 26.  They reside in Metairie, Louisiana.

Bio for Lee C. Schlesinger – Executive Vice President, Chief Investment Officer and Director of Treaty Energy Corporation:

Mr. Schlesinger was born May 14, 1969 and is a native of New Orleans, Louisiana.  In March 1999, Mr. Schlesinger was hired by an Investment Bank, Southcoast Capital, a New Orleans based oil and gas institutional investment firm.  Mr. Schlesinger started as an Institutional Salesman, advising mutual funds and large hedge funds with their oil and gas investments, private and publicly traded.  Southcoast Capital was acquired by Hibernia Bank which was subsequently acquired by Capital One.

In 2006, Mr. Schlesinger was offered an opportunity to open and manage a New Orleans branch of the investment firm, Battenkill Capital, which was based out of New York and Vermont and a member of the New York Stock Exchange.  Accepting their offer, Schlesinger opened and managed Battenkill Capital Management, which specialized in oil and gas investments, Battenkill Capital Management also advised clients such as Fidelity, Wells Fargo, T. Rowe Price and Friess Associates.

In 2009, Mr. Schlesinger decided to work with private firms, consulting with them on oil and gas investments.  After advising portfolio managers with their investments for over 10 years, Mr. Schlesinger made sure to preserve his relationships with the institutional investment community.

In July 7 2011, Mr. Schlesinger took on a position with National Securities, where he continued working as a consultant to an institutional client base with energy investments.  During this time, Mr. Schlesinger had been doing some research on Treaty Energy Corporation.  It didn’t take long for him to see that Treaty Energy was undervalued and offered an immense upside potential.  Not only did Mr. Schlesinger advise his clients to invest, he felt so strongly about Treaty that he began investing out of his own money as well.

As Mr. Schlesinger became more personally familiar with Treaty Energy, he developed a relationship with the management at Treaty Energy and began communication on a regular basis.  It didn’t take long to realize that his investment background could be a good fit with Treaty Energy and that he could assist them with the institutional investment community.

Currently, Mr. Schlesinger, with the help of Mr. Bruce Gwyn, Level III Trading, is working with the focus of bringing Treaty Energy to a new level in the institutional investment community.

Mr. Schlesinger is currently Co-Chairman of the Board of the Latter Library.  He is FINRA Series 7 and Series 63 examination qualified.  He holds a degree in Business from the University of Arizona.  He is married to his wife of 11 years, Vera.  They have two children, Ellie age 10 and Samuel age 7.  They reside in New Orleans, Louisiana.

In closing Mr. Reid said, “I am very pleased to have these two highly talented individuals join the Treaty Energy team.”

About Treaty Energy Corporation
Treaty is engaged in the acquisition, development and production of oil and natural gas.  Treaty acquires and develops oil and gas leases which have “proven but undeveloped reserves” at the time of acquisition.  These properties are not strategic to large exploration-oriented oil and gas companies.  This strategy allows Treaty to develop and produce oil and natural gas with tremendously decreased risk, cost and time involved in traditional exploration.  For more information go to: www.treatyenergy.com

Forward-Looking Statements:
Statements herein express management's beliefs and expectations regarding future performance and are forward-looking and involve risks and uncertainties, including, but not limited to, raising working capital and securing other financing; responding to competition and rapidly changing technology; and other risks.  These risks are detailed in the Company’s filings with the Securities and Exchange Commission, including Forms 10-KSB, 10-QSB and 8-K.  Actual results may differ materially from such forward-looking statements.

Contact:
Osprey Partners
Tel: 732-292-0982
Fax: 732-528-9065
osprey57@optonline.net